Exhibit 99

NOTICE OF CONDITIONAL REDEMPTION

To the Registered Owners of the

New York State Energy Research and Development Authority

Facilities Revenue Bonds, Series 2010A

(Consolidated Edison Company of New York, Inc. Project)

$56,200,000 (Subseries 2010A-1)      $56,200,000 (Subseries 2010A-2)

$56,100,000 (Subseries 2010A-3)      $56,100,000 (Subseries 2010A-4)

NOTICE IS HEREBY GIVEN, pursuant to the Trust Indenture dated as of November 1, 2010, as supplemented by the First Supplemental Indenture dated November 2, 2012, each between the New York State Energy Research and Development Authority (the “Authority”) and The Bank of New York Mellon, as trustee (the “Trustee”), under which the above-referenced bonds (the “Bonds”) were issued as a single series on the original issue date shown below and then subsequently reoffered as four subseries of the Bonds on November 9, 2012, that each subseries of the Bonds is subject to optional redemption at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption, if any (the “Redemption Price”) on the redemption date for the subseries of the Bonds shown below (the “Redemption Date”):

Subseries	Issue Date Maturity Date		Principal Amount	Redemption Date	CUSIP No. *
2010A-1	November 16, 2010	June 1, 2036	$56,200,000	November 25, 2024	64984EDU6
2010A-2	November 16, 2010	June 1, 2036	$56,200,000	November 25, 2024	64984EDP7
2010A-3	November 16, 2010	June 1, 2036	$56,100,000	November 25, 2024	64984EDS1
2010A-4	November 16, 2010	June 1, 2036	$56,100,000	November 25, 2024	64984EDR3

The redemption of each subseries of the Bonds is conditioned upon the receipt of moneys by The Bank of New York Mellon, as registrar and paying agent for the Bonds (the “Paying Agent”) required to pay the Redemption Price on the Redemption Date and this Notice of Conditional Redemption will be of no force or effect for the subseries of the Bonds, and the Redemption Price for the subseries of the Bonds shall not become due and payable, unless such moneys are so received. If such moneys are so received for a subseries of the Bonds, the Redemption Price for the subseries of the Bonds shall on the Redemption Date for the subseries of the Bonds become due and payable and from and after such Redemption Date interest on the subseries of the Bonds shall cease to accrue and all rights of the registered owners of the subseries of the Bonds shall terminate except for the right to receive the Redemption Price upon presentation and surrender of the subseries of the Bonds to the Paying Agent as specified below.

Payment of the Redemption Price and surrender of the subseries of the Bonds for redemption will be made through the facilities of The Depository Trust Company. To receive the Redemption Price, the registered owners of any subseries of the Bonds must surrender such subseries to the Paying Agent, at its office at the following address:

BNY – Corp Trust

Attn: Transfers/Redemptions

500 Ross Street, Suite 625

Pittsburgh, PA 15262

The failure to give notice to any registered owner or defects in this Notice of Conditional Redemption shall not affect the redemption of the Bonds for which notice has been properly given.

NOTE: Federal income tax law generally requires paying agents making payments to U.S. holders on securities to withhold 24% of such remittance from U.S. holders who have failed to furnish the Paying Agent with a valid taxpayer identification number (either a social security number or employer identification number, as applicable) or, in certain circumstances, have failed to comply with applicable certification requirements. U.S. holders may generally avoid the imposition of that backup withholding, holders must submit a properly completed IRS Form W-9 to the Paying Agent stating a valid taxpayer identification number when their securities are redeemed. A non-U.S. holder is generally exempt from such backup withholding provided that the non-U.S. holder certifies its nonresident status on the appropriate IRS Form W-8 (or a suitable substitute form) and certain other conditions are met, or otherwise establishes an exemption.

New York State Energy Research and Development Authority

By: The Bank of New York Mellon, as Trustee and Paying Agent

Dated: October 25, 2024

* The CUSIP numbers relating to the subseries of the Bonds are included solely for the convenience of the registered owners. Neither the Authority, the Trustee nor the Paying Agent shall be responsible for the selection or the use of the CUSIP numbers selected, nor is any representation made as to their correctness or accuracy on the subseries of the Bonds or as indicated in this Notice of Conditional Redemption.